UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2007

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Rockland Trust Company ("Rockland Trust"), the wholly-owned bank subsidiary of Independent Bank Corp. (the "Company"), is the plaintiff in the pending federal court case commonly known as Rockland Trust Company v. Computer Associates International, Inc., United States District Court for the District of Massachusetts Civil Action No. 95-11683-DPW (the "CA Case"). As previously disclosed on July 30, 2007, the judge who is presiding over the CA case informed the parties on July 24, 2007 that he is "going to enter judgment for Computer Associates." The judge, however, has not yet rendered a Final Judgment or any written opinion to describe the basis for his decision or the amount of any damages to be awarded.

On August 1, 2007 the Company established a $1.4 million reserve for the CA Case, effective as of June 30, 2007. The $1.4 Million charge will be reflected in the financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2007, which will cause net income on those financial statements to differ by $896,000 from the financial statements disclosed in the Company’s July 19, 2007 earnings press release. While the final outcome of the CA Case may differ from the $1.4 Million that the Company has recorded, the Company does not believe that the final outcome will have either an impact on its operations or any significant effect on its financial position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

August 7, 2007	By:	Edward H. Seksay

Name: Edward H. Seksay
Title: General Counsel